AGREEMENT OF PURCHASE AND SALE OF ASSETS

      This Agreement of Purchase and Sale of Assets (this "Agreement") is entered into as of February 5, 1999 by and among FINE AIR SERVICES CORP., a Delaware corporation or its wholly owned Subsidiary ("Purchaser"); INTERNATIONAL AIR LEASES OF PR, INC., a Puerto Rico corporation ("Parent"); and ANTHONY C. TIRRI ("Tirri).

                                    RECITALS

      This Agreement is being entered into with reference to the following:

      A. Parent and Tirri have entered into an agreement dated November 12, 1998 (the "Acquisition Agreement") with George E. Batchelor ("Batchelor"), the sole shareholder of International Air Leases, inch, a Delaware corporation ("IAL"), Aircraft Leasing, Inc., a Delaware corporation ("ALI"), and N304 Corp., a Delaware corporation (`Y304 Corp."), pursuant to which the Parent will acquire from Batchelor, all of the outstanding capital stock of each of IAL, ALI and N304 Corp., on the terms and subject to the Conditions contained in the Acquisition Agreement.

      B. Immediately following the Parent's acquisition of the capital stock of IAL, ALI and N304 Corp., the Purchaser will acquire from Air Flue Operations, Inc., a Delaware corporation (the "Stockholder"), and the Parent and Tirri shall cause the Stockholder to sell to the Purchaser, all of the issued and outstanding shares of capital stock (the "Arrow Stock") of Arrow Air, Inc., a Florida corporation ("Arrow"), all on the terms and subject to the conditions contained in a stock purchase agreement among the Purchaser, the Parent and Tirri, dated of even date herewith (the "Stock Purchase Agreement").

      C. Simultaneous with the consummation of the Purchaser's acquisition of the Arrow Stock pursuant to the Stock Purchase Agreement, it is contemplated that on the "Closing Date" (as defined in this Agreement and in the Stock Purchase Agreement) Tirri and the Parent shall cause the Stockholder, IAL, ALI and N304 Corp. (collectively, the "Companies"), and each of their direct and indirect subsidiaries or partnerships in which the Companies or such subsidiaries have a beneficial interest who shall own or operate the "Assets" specified in this Agreement, including, without limitation, AAA Interair, Inc. (collectively, with the Companies, the "Asset Owners") to sell, transfer and assign to the Purchaser, and Purchaser shall (in addition to the Arrow Stock), purchase and acquire from the Asset Owners all of their respective right, title and interest in and to the Assets specified herein and in the Exhibits to this Agreement, all on the terms and subject to the conditions contained in this Agreement.

                               TERMS OF AGREEMENT

      In consideration of the mutual representations, warranties, covenants and agreements contained herein. the parties hereto agree as follows:

                                    ARTICLE I

             THE ASSETS AND LIABILITIES: CLOSING AND PURCHASE PRICE

      1.1 Purchase and Sue of Assets. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 12), Purchaser shall acquire from the Asset Owners, and the Asset Owners shall sell, convey, transfer, assign and deliver (collectively, "Transfer") to Purchaser or its permitted assignees (other than those assets owned by Arrow, the possession of which will be transferred pursuant to the Stock Purchase Agreement), all, and not less than all, of (i) the equipment, aircraft, engines, inventories, components, pans, rotables, spare parts and the other assets and properties which shall be specified on Exhibit A annexed hereto and made a part hereof, and
(ii) all other assets and properties, tangible, intangible, real, personal or mixed, which are owned or leased by the Asset Owners and used in connection with Arrow's airline business and operations, including, but not limited to, all spare engines and inventories, all ground support equipment, all cargo handling equipment and all other assets and business processes (infrastructure) supporting the airline operations, including Arrow's operating certificate, route authorities, computer systems, leaseholds and leasehold improvements, including, without limitation, those assets specifically listed on Exhibit A attached hereto, wherever located (hereinafter collectively referred to as the "Assets"). The Assets shall not include the "Excluded Assets" defined in Section
1.4 hereof. The Assets shall be Transferred to the Purchaser on the Closing Dote, free and clear of any and all Liens (as defined hereafter).

            (a) On the "Closing Date" (as herein defined), as a result of its purchase of the Arrow Stock pursuant to the Stock Purchase Agreement and the Assets pursuant to this Agreement, it is contemplated hat the Purchaser would acquire good and marketable ownership and title to:

            (i) three (3) L1011-200F aircraft, one (1) L1011-500P aircraft and thirteen (13) DC8 aircraft,

            (ii)  one (1) complete and airworthy Burbank Stage III hushkit,

            (iii) ninety-seven (97) serviceable and repairable Pratt & Whitney
                  JT3D engines (as set forth on Exhibit B) together with new JT3D engine parts; and

            (iv) all other "serviceable," "repairable" or in process of repair Pratt & Whitney JT8D, Rolls Royce RB211 and General Electric CF6 aircraft engines, including but not limited to those set forth on Exhibit B-2 annexed hereto and any other aircraft engines not specifically referred to in the Excluded Assets, and

            (b) To the extent any of the Assets arc currently leased from IAL or any of the other Asset Owners, such leases shall terminate at Closing and unencumbered title to the Assets would be conveyed to the Purchaser.

            (c) The Assets shall be acquired by the Purchaser on an "as is" basis; and no warranty of their condition, merchantability or suitability for any specific use shall be extended to the Purchaser in connection therewith, except for such warranty of title, free of liens, as is represented and warranted in Section 2.1.

      1.2 Closing. Subject to the terms and conditions of this Agreement, the parties hereto shall use their best efforts to consummate the transactions contemplated hereby and pursuant to the Stock Purchase Agreement (the "Closing") on or before March 15, 1999, but in no event later than April 1, 1999 (unless such claw shall be extended pursuant to the provisions hereof), at the offices of Greenberg Traurig, P.A. in Miami, Florida, or such oilier time and place as the parties may otherwise agree. The date on. which the Closing occurs shall be herein referred to as the "Closing Date." The Closing of the purchase of the Assets shall occur simultaneous with the closing of the purchase of the Arrow Stock under the Stock Purchase Agreement, and such Closings shall take place on a date which shall be within five Business Days immediately following the expiration or termination of the waiting period under the HSR Act, or receipt of an approval from the Federal Trade Commission, the Department of Justice or any other court or governmental authority in form and substance satisfactory to counsel to the Purchaser, to the effect that consummation of the transactions contemplated by this Agreement and the Stock Purchase Agreement shall not violate the HSR Act; provided, that, absent mutual agreement of the Parent and the Purchaser to extend such date, the Closing Date shall not occur later than April 1, 1999

      1.3 Purchase Price.

            (a) The aggregate consideration (the "Purchase Price") that will be paid by Purchaser to the Asset Owners at the Closing in exchange for the Assets shall be equal to $115,000,000, less the sum of (i) the consideration paid to the Stockholder for the Arrow Stock pursuant to the Stock Purchase Agreement,
(ii) any amounts required to be paid by the Purchaser on the Closing Date or thereafter to satisfy any Liens on the Assets and (iii) any adjustments as may be determined pursuant to subsection 1.3(b) below.

            (b) In the event that on or after November 12, 1998 and prior to the Closing Date JAL, ALI, N304 Corp. or Arrow sells, disposes of, or otherwise ceases to possess any of its equipment, aircraft, engines, inventory, components, parts, rotables, spare parts, spare engines, ground support equipment, cargo handling equipment and business processes (infrastructure) supporting the airline operations, computer systems or other assets of the type listed on Exhibit A, the Purchase Price shall be decreased, dollar for dollar, for the amount of sales or other related proceeds received by such Company or Companies in connection with such sale (or, in the event of a disposition or other instance where the Company cents to possess such asset(s), at the Closing Date, the Purchase Price shall be decreased dollar for dollar by the fair market value at the time of the disposition of the asset(s) disposed of). To the extent the Purchase Price, pursuant to this subsection 1.3(b) should have been adjusted (or adjusted further) but, as of the Closing Date was not, both Parent and Tirri shall each be jointly and severally obligated to pay to Purchaser, via wire transfer or certified check, the amount of such adjustment (or increased adjustment) within 5 days of Purchaser's demand of such payment (the "Post Closing

Adjustment"). In connection therewith, the parties hereto agree that Purchasers right to demand, and Parent and Tirri's obligation to pay, a Post Closing Adjustment hereunder shall survive for a period of six (6) months after the Closing Date.

            (c) The Purchase Price shall be payable at Closing in cash via wire transfer or certified check in the amount of the Purchase Price.

      1.4 Excluded Assets. The Assets to be acquired by the Purchaser on the Closing Date shall expressly exclude the following (the "Excluded Assets"): (a) all cash, marketable securities, bank accounts and related cash items of Arrow and the Asset Owners; (b) all accounts receivable or other rights of the Arrow and/or Asset Owners to receive payments from customers or lessees as of the Closing Date (the "Receivables"); provided, however, that the Receivables shall not include any lease obligations or other debts, accruals or liabilities in existence prior to Closing owed to any Asset Owner (i) by Arrow under any operating or capitalized lease to which Arrow shall be the lessee, or (ii) otherwise relating to the Assets, all of which shall be deemed to be Excluded Liabilities hereunder and (c) those fourteen (14) Pratt & Whitney engines set forth at Exhibit B-3. All such Excluded Assets shall be retained by the applicable Asset Owners on and following the Closing Date.

      1.5 Assumed Liabilities. On the Closing Date, the Purchaser shall assume and be responsible to pay for and perform only the obligation to pay for all "C" checks, "D" checks, and overhauls and repairs on engines and/or rotables which are in process as at the Closing (the "Assumed Liabilities"); provided, that all such Assumed Liabilities with respect to such work in process shall be specified with respect to the specific aircraft, engines and rotables in question on
Schedule 1.5 to the Disclosure Schedule annexed hereto as Exhibit C and made a part hereof (the "Disclosure Schedule").

      1.6 Excluded Liabilities. Except for the Assumed Liabilities expressly set forth in Section 1.5 above and on Schedule 1-5 to the Disclosure Schedule, neither the Purchaser, Arrow, nor any other subsidiary, division or other "Affiliate" (as that term is herein defined) of the Purchaser shall assume or otherwise be liable or responsible to pay or perform any obligations, claims, liabilities, costs, debts, charges, accruals penalties, fines, expenses or other obligations of any kind or description relating to (a) the ownership and/or operation of the Parent, the Companies, and any other direct or indirect Subsidiary of the Parent at any time, whether prior to or following the Closing Date, or (6) the ownership or operation of the Assets, ox the business of Arrow at any time up to and including the Closing Date (collectively, the "Excluded Liabilities"). The Excluded Liabilities shall include, without limitation, all accounts payable, accrued expenses, indebtedness for money borrowed, capitalized lease obligations, and any accrued obligations to pay for all "C" checks, "D" checks, and overhauls and repairs on engines and/or rotables which have been completed as at the Closing (the

      1.7 Delivery of Assets. At the Closing, against payment by the Purchaser of the Purchase Price payable pursuant to Section 1.3 above, the Parent and Tirri shall cause the Asset Owners to deliver to the Purchaser, pursuant to such bills of sale, assignments, deeds, leases and other instrument of transfer as shall be required by Purchaser and its counsel (the

"Conveyancing Documents") good and marketable title in and to all, and not less than all, of the Assets, free and clear of any and all Liens.

                                   ARTICLE II

      As a material inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby and pursuant to the Stock Purchase Agreement, as of the dare hereof and the Closing Date, the Parent hereby makes the following representations and warranties to the Purchaser:

      2.1 Title to Assets.

            (a) As of the date hereof, and on the Closing Date. The Asset Owners is and will be record and beneficial owners of all of the Assets free and clear of any Lien. The Conveyancing Documents to be delivered by the Asset Owners to the Purchaser at the Closing will be sufficient to transfer all of the Asset Owners' right, title and interest, legal and beneficial, in the Assets to the Purchaser;

            (b) As of the date hereof, the Asset Owners will own, free and clear of any Liens, all of the Assets to be purchased by the Purchaser under this Agreement.

      2.2 Enforceability. This Agreement has been duly executed and delivered by each of the Parent and Tirri and constitutes a legal, valid and binding obligation of the Parent and Tirri, enforceable against each of them in accordance with its terms.

      2.3 No Other Rights. No Person, other than the Asset Owners as at the date hereof, and at the Closing will possess any rights, options, calls, leasehold interests, easements, or other agreements and understandings with respect to the ownership of or rights to use any of the Assets.

      2.4 Organization, Good Standing and Qualification.

            (a) The Parent is & corporation duly organized, mildly existing and in good standing under the laws of Puerto Rico and the Asset Owners are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization.

            (b) Arrow has and on the Closing Date will have all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. The Parent and Tin has all requisite power and authority to enter into this Agreement.

            (c) Subject to consummation of the transactions contemplated by the Acquisition Agreement, on the Closing Date both the Parent and the Asset Owners shall have all requisite power and authority to sell the Assets to Purchaser and otherwise perform this Agreement and the transactions contemplated hereby.

            (d) Arrow is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on the business, properties, operations, earnings, assets, liabilities, condition (financial or otherwise) or prospects of Arrow and its consolidated subsidiaries, when taken as a collective whole (a "Material Adverse Effect").

      2.5 Requisite Consents: Nonviolation.

      Except as set forth in Section 2.5 of the Disclosure Schedule or where the failure to comply with any of the provisions of this Section 2.5 would not, individually or in the aggregate, have a Material Adverse Effect, the execution, delivery and performance of this Agreement and the consummation by the Asset Owners of the Transactions contemplated hereby and thereby (including, without limitation, the offer, sale and delivery of the Arrow Stock) will not:

            (a) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any court or governmental authority, department, commission, board, bureau agency or instrumentality, domestic or foreign ("Governmental Authority"), including without limitation, the Federal Aviation Authority ("FAA") or the Department of Transportation ("DOT") or any other individual, Partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "Person");

            (b) violate or conflict with any provision of the Certificate of Incorporation or the By-laws of the Asset Owners or Arrow, complete and correct copies of which has been provided to counsel to the Purchaser; or

            (c) constitute a default (with or without notice or lapse of dine or both) under, violate or conflict with or give rise to a right of termination, cancellation or acceleration or to a loss of a material benefit under any Law (as defined in Section 2.8 below), Permit (as defined in Section 2.8 below), Order (as defined in Section 2.8 below), or contract, agreement, arrangement or understanding, written or oral, to which either the Asset Owners or Arrow is or hereafter may be a party or by which the Asset Owners. Arrow or their respective properties are or hereafter may be bound.

      2.6 Subsidiaries. Except as disclosed in Section 2.6 of the Disclosure Schedule, prior to the Closing the Asset Owners will not, own or control, directly or indirectly, any partnership interests, stock or other equity interests in any partnership, corporation or other entity or any voting rights or right to control the policies and direction of any partnership, corporation or other entity.

      2.7 Litigation. Except as set forth in Section 2.7 of the Disclosure Schedule, there is no action, suit, proceeding, investigation or governmental approval process (collectively,

"Actions") pending or, to the best knowledge of the Parent, threatened against the Asset Owners, or affecting any of the Assets (including, without limitation, any of its Permits) which individually or in the aggregate would have a Material Adverse Effect, nor to the knowledge of the Parent is there any basis for any such Action. To the best knowledge of the Parent, there is no Action against any of the Asset Owner's directors, officers or employees in connection with its business which, in the event of an adverse judgment against any such Person, would have a Material Adverse Effect, nor is there any basis for any such Action. The foregoing includes, without limitation, any Action pending or, to the Parent's best knowledge, threatened (or any basis therefor known to the Asset Owners) involving the prior employment of any employees of the Asset Owners, their use in connection with the Asset of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. To the best knowledge of the Parent, neither the Asset Owners nor any of their respective Assets, nor, in connection with their businesses, any of the Asset Owners' directors, officers or employees, is subject to any order, judgment, writ, injunction, decree, ruling or decision (collectively, an "Order") of any Governmental Authority which could have a Material Adverse Effect. There is no Action by any of the Asset Owners currently pending or which Arrow intends to initiate which could have a Material Adverse Effect.

      2.8 Compliance with Laws: Permits.

            (a) Assuming compliance with the HSR Act, the sale of the Assets by the Asset Owners to the Purchaser will be in compliance with all applicable federal and state securities laws.

            (b) To the best knowledge of the Parent. the Asset Owners have has not violated or failed to comply with any statute, law, ordinance, rule, regulation or policy of any Governmental Authority (collectively, "laws") to which they or any of their Assets is subject, except where non-compliance with any such Laws would nor, individually or in the aggregate, have a Material Adverse Effect.

            (c) Schedule 2.8 to the Disclosure Schedule lists all permits, licenses, orders, certificates, authorizations and approvals of any Governmental Authority, including without limitation. all DOT route authorities, operating certificates and consent decrees and FAA certifications and consent decrees enabling Arrow to operate art airline (collectively, the "Laws") owned or otherwise possessed by the Asset Owners, To the best knowledge of the Parent the Permits listed on Schedule 2.8 represent all of the Permits that are required for the operation and use of the Assets for the conduct of Arrow's business as presently conducted.

            (d) All Permits listed on Schedule 28 are, and as of the Closing will be, in full force and effect, no violations or notices of failure to comply have been issued or recorded in respect of any such Permits; and the Parent has no knowledge of any reason why such Permits may be revoked or suspended, except in each case, where not compliance with this sentence would not, individually or in the aggregate, have a Material Adverse Effect. Except where non-compliance with the following would not, individually or in the aggregate, have a Material Adverse Effect, all applications, reports, notices and other documents required to be filed by

Arrow with all Governmental Authorities have been timely filed and are complete and correct in all material respects as filed or as amended prior to the date hereof. Wit respect to any consents, if any, which may be required to be obtained in respect to the continuation of any Permits (including any DOT or FAA consents, if any, which may in the opinion of legal counsel, be required), the Parent knows of no reason why such Permits or consents thereto should not be approved and granted by the appropriate Governmental Authority. To the best knowledge of the Parent, neither the Asset Owners nor, to the best knowledge of the Asset Owners, any of its officers, employees or agents has made any illegal or improper payments to, or provided any illegal or improper inducement for, any governmental official or other Person in an attempt to influence any such Person to take or to refrain from taking any action relating to the Asset Owners.

      2.9 Absence of Certain Changes or Events. To the best knowledge of the Parent, other than the effect of those transactions consummated by this Agreement, the Stock Purchase Agreement and the Acquisition Agreement, there has been no change in the business, properties, operations, earnings, assets, liabilities, condition (financial or otherwise) or prospects of the Asset Owners, except for (a) changes in the ordinary course of business consistent with past practice, or (b) as disclosed in the Disclosure Schedule, but in each case, which have not had a Material Adverse Effect on Arrow or Assets.

      2.10 Contracts. True and correct copies of all contracts, agreements, notes, instruments, franchises, leases, licenses, commitments, arrangements or understanding, written or, to the knowledge of the Parent, oral (collectively, "Contracts") to which the Asset Owners are a party which are material to the Assets or the business of Arrow and which are in the possession of the Parent have been made available to the Purchaser and are listed on Schedule 2.10 to the Disclosure Schedule. To the best knowledge of the Parent, except where non-compliance with any of the following would not individually or in the aggregate, have a Material Adverse Effect (a) all of the Contracts are in full force and effect and constitute legal, valid and binding obligations of Asset Owners, Arrow and the other parties thereto; (b) the Asset Owners, Arrow and each other party to the Contracts, has performed in all material respects all obligations required to be performed by it or them under the Contracts, and (c) no material violation or default exists in respect thereof, nor any event that with notice or lapse of time, or both, would constitute a default thereof, on the part of the Asset Owners, Arrow or any other party thereto; (d) none of the Contracts is currently being renegotiated; and (e) the validity, effectiveness and continuation of all Contracts will not be materially adversely affected by the transactions contemplated by this Agreement or the Stock Purchase Agreement.

      2.11 Insurance. The Asset Owners have in full force and effect all insurance policies as are required for the ownership, operation or use of the Assets, except where the failure to maintain such insurance would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 2.10 to the Disclosure Schedule lists or describes all insurance policies, the carrier, the deductible and the policy limits on all insurance policies applicable to the Assets.

      2.12 Labor Union Activities. Except as disclosed on Section 2.12 of the Disclosure Schedule, no employee of any of the Asset Owners is represented by any labor union or covered by any collective bargaining agreement; nor, to the best knowledge of the Parent, has any labor union sought to represent any of its employees of the Asset Owners. There is no strike or other labor dispute involving the Asset Owners pending, or to the best knowledge of the Parent, threatened. To the best knowledge of the Parent, no officer or key employee intends to terminate his employment with the Asset Owners. To the best knowledge of the Parent, no officer or key employee of it is a party to or bound by any Contract, or subject to any restrictions (including, without limitation, any non-competition restriction), which would restrict the right of such person to participate in the affairs of the Asset Owners.

      2.13 ERISA. Except as disclosed on Section 2.14 of the Disclosure Schedule, to the best knowledge of the Parent none of the Asset Owners maintains (nor have ever maintained during the past seven years) nor do they have (nor have they during the past seven years ever had) any obligation under (including, without limitation, any obligation to contribute to) an employee benefit plan as described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      2.14 Taxes. Except as disclosed on Section 2.14 of the Disclosure Schedule, to the best knowledge of the Parent: (a) all federal, state, city, county, local and foreign income, franchise, sales, use and value added tax returns and reports, and all other material tax returns and reports required to be filed by the Assets Owners with respect to the Assets in any jurisdiction have within the past seven years been timely filed (collectively, "Returns"),
(b) all such Returns are true, correct and complete, except where the inaccuracies in any such Return would not, individually or in the aggregate, have a Material Adverse Effect, (c) all taxes, assessments, fees, interest, penalties and other charges with respect thereto (collectively, "Taxes") due or claimed to be due have been paid except to the extent reserved against on Asset Owners' financial statements, (d) no such income tax return has been audited by the applicable Governmental Authority, and there are in effect no waivers of the applicable statute of limitations for Taxes in any jurisdiction for any period.

      2.15 Environmental Matters. Except as disclosed in Section 2.15 of the Disclosure Schedule, or where a breach or violation of any of the following would not, individually or in the aggregate, have a Material Adverse Effect, to the best knowledge of the Parent: (a) the Assets have been operated and maintained in compliance with all applicable federal, state, city, county and local environmental protection laws and regulations (collectively, the "Environmental Laws"), (b) no event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute non-compliance with, or a violation by any of the Asset Owners of, the Environmental Laws, and (c) the Asset Owners has not caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, on or from any site which currently is or formerly was owned, leased, occupied or used by it, except where such disposal, discharge or release was in compliance with the Environmental Laws.

      2.16 Fines end Penalties. To the best knowledge of the Parent, all fines, penalties or assessments by the DOT, the FAA or any related state or federal agency (including but riot limited to Department of Justice fines and penalties) having jurisdiction over the use of the

Assets or the operation of the airline business of Arrow have been fully paid by Arrow and the Asset Owners. Schedule 2.16 to the Disclosure Schedule lists and describes all such fines or penalties imposed upon Arrow or the Asset Owners by such Governmental Agencies in the last three years.

      2.17 No Brokers. the Parent, Tirri or any of their respective Affiliates (as defined) has entered or will enter into any agreement pursuant to which Arrow or the Purchaser will be liable, as a result of the transactions contemplated by this Agreement or the Stock Purchase Agreement, for any claim of any person for any commission, fee or other compensation as finder or broker and the Parent agrees to indemnify the Purchaser for any liability resulting from any such agreement.

      2.18 Definition of Knowledge As used in this Article II, the term "know," "knowledge" or "to the best knowledge," when applied to the Parent, means the actual knowledge of Tirri or any other executive officer, legal or financial representative of the Parent or Tirri, or oilier Person engaged by Tirri or the Parent to conduct a business, legal or financial due diligence investigation relative to the Assets, in connection with the transactions contemplated by the Acquisition Agreement.

                                   ARTICLE III

      As a material inducement to the Parent and Tirri to enter into this Agreement and to consummate the transactions contemplated hereby, as of the daze hereof and the Closing Date, the Purchaser makes the following representations and warranties to the Seller:

      3.1 Corporate Status. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      3.2 Corporate Power and Authority. Purchaser has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Purchaser has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

      3.3 Enforceability. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

      3.4 No Violation. The execution and delivery of this Agreement by the Purchaser, (be performance by it of its obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not
(3) contravene any provision of the organizational documents of the Purchaser,
(ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Purchaser, (iii) except as disclosed on Schedule
3.4 of the Disclosure Schedule, conflict with, result in any breach of, or constitute a Default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any instrument or contract which is applicable to, binding upon or enforceable against the Purchaser, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Purchaser, or (v) except as disclosed on
Schedule 3.4 of the Disclosure Schedule, require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person, except any applicable filings required under the HSR Act.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE CLOSING

      4.1 Conduct of Business by the Asset Owners Pending the Closing. The Parent covenants and agrees that, between the date of this Agreement and the Closing Date, the business of Arrow and the ownership, use and operation of the Assets by the Asset Owners shall be conducted only an, and shall not take any action except in, the ordinary course of business consistent with past practice, except with respect to (i) those actions outside the ordinary course of business and inconsistent with pest practice as to which the Parent provided notice to and received the consent of the Purchaser (such consent not to be unreasonably withheld) and (ii) the accelerated repayment of indebtedness and the satisfaction and payment of budgeted items.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      5.1 Further Assurances: Compliance with Covenants. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with oil of the terms of this Agreement and the transactions contemplated hereby.

      5.2 Cooperation: No Disposition of Arrow Stock or Assets.

            (a) Each of the parties agrees (i) to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement,
(ii) to use its respective best efforts to agree jointly on a method to overcome any objections by any governmental authority to any such transactions and (in) to cooperate with the tax planning objectives of the other party so long as such cooperation will not adversely impact such party.

            (b) Neither the Parent nor Tirri shall commit to the sale, disposition, hypothecation or encumbrance of any Arrow Stock or Assets of the Asset Owners prior to the consummation of this Agreement without the written consent of the Purchaser, and neither the Parent nor Tirri is under any obligation to dispose of, commit to dispose of, encumber or commit to encumber the Arrow Stock or any Assets of the Asset Owners prior to the consummation of this Agreement.

      5.3 HSR Act and Other Action. Each of the parties hereto shall (i) make promptly (and in no event later than the execution of this Agreement) its respective filings, if any, and thereafter make any other required submissions, under the HSR Act (as defined hereafter)1 with respect to the transactions contemplated hereby, and (ii) take all appropriate actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable laws, regulations and contracts to consummate and make effective the transactions contemplated herein, including, without limitation, seeking all licenses, permits, consents, approvals, authorizations, qualifications and orders of any governmental authority or applicable financial institution.

      5.4 Confidentiality; Publicity. Except as may be required by law or as otherwise permitted below, prior to the Closing Date, no party hereto or their respective affiliate; employees, agents, attorneys, financial advisors and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties. During the period that this Agreement is in effect, the Purchaser may disclose this Agreement and related financial information concerning the Companies only to Warburg Dillon Read, LLC, provided that any such. financial institution executes a confidentiality agreement satisfactory to the Parent. In the event this Agreement is not consummated, all documents containing any confidential information received in connection with the performance of this Agreement shall be immediately returned to the providing party and no copies thereof shall be retained by the returning party. Prior to the Closing Date, no press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties.

      5.5 Certain Tax Matter. The Parent shall enforce the provisions of Section
5.5 of the Acquisition Agreement and shall comply with its obligations under such Section 55. In addition, the Parent shall provide the Purchaser and shall cause the Asset Owners and each of the Asset Owners to provide the Purchaser with such information and records as reasonably may be requested by Purchaser in connection with the preparation of any such tax return, in the same manner as Tirri and the Parent is required to provide such information to Batchelor under the Acquisition Agreement.

      5.6 Make Whole Obligations of the Parent and the Asset Owners. Each of the Parent and the Asset Owners do hereby covenant and agree with the Purchaser to the following terms and conditions related to the Assets:

            (a) The Purchaser, the Parent and urn have jointly agreed that the specified Assets set forth below have the agreed upon fair marker values set forth in the following table:

Asset item No.                                                               Agreed Upon
in Exhibit A       Quantity           Asset             Description             Value
--------------  --------------    --------------       --------------      ---------------
No. 7             Two (2)        DC8-62 Aircraft       N42086 and            $ 8,000,O00
                                                       N66656
No. 10            Ninety Seven   Aircraft engines      JT3D and new
                                                       JT3D engine parts     $35,000,000
                  Subtotal                                                   $43,000,000

No. 26 and        One (1)        Engine Shop           IAL engine shop
No. 11                                                 and residual engines
                                                       and spare parts not
                                                       listed above          $10,000,000
No. 27            One (1)        Wheel and brake shop                        $ 5,000,000
No. 29                           Inventories           AAA Interair new
                                                       and used inventories
                                                       of aircraft and
                                                       engine parts not
                                                       listed above          $25,000,000
                                                                             -----------
                  Subtotal                                                   $40,000,000

                  Total                                                      $83,000,000
                                                                             ===========

            (b) The Purchaser shall have the right (but not the obligation) to require the Parent and each of the Asset Owners (collectively, the "Tirri Group"), to offer, on behalf of the Purchaser, some or all of the Assets specified in Section 5.6(a) above, for sale & their agreed upon fair market values, in the event and to the extent that Purchaser notifies the Tirri Group not later than ninety (90) days following the Closing Date that it desires that the Tirri Group offer any or all of the above specified Assets for sale (the "Purchaser Sale Notice"), the Tirri Group will, on behalf of the Purchaser, promptly offer such Assets for sale. The Purchaser Sale Notice shall specify which of the above Assets are to be offered for sale. The Tirri Group agrees not to offer any of the above specified Assets for sale at prices which shall be Less than the "Agreed Upon Price" (as herein defined). The Agreed Upon Price shall be equal to ninety (90%) percent of the agreed upon fair market values attributable to such Assets, as set forth in the table in Section 5.6(a) above (the "Agreed Upon Value"), unless otherwise agreed to by the Purchaser. To the extent that the Purchaser does not provide the Tirri Group with a Purchaser Sale Notice instructing the Tirri Group to sell any of the above specified Assets within the aforesaid ninety (90) -day period following the Closing Daze, such Assets will not be subject to the "Make Whole" obligations of the Tirri Group set forth herein. As used herein, an "offer for sale" shall mean and include (I) offering any or all of the above Assets for sale to any other participant in the airline industry, either directly or through recognized industry brokers of such Assets or other agents, (ii) advertising such Assets as being for sale in any recognized industry publications, or (iii) such other additional procedures as Fine Air and the Tirri Group may mutually agree upon.

Unless otherwise agreed to by the Purchaser, all offers for sale for any of the above-specified Assets shall be in all-cash transactions only and the entire proceeds from such sale, including but not limited to any amounts in excess of the Agreed Upon Price, shall be the property of the Purchaser.

            (c) In the event and to the extent dun any or all of the Assets specified in Section 5.6(a) hereof are timely offered for sale by the Tirri Group on behalf of the Purchaser (the "Offered Assets") and by a date which shall be not later than ninety (90) days from the date of the Purchaser Sale Notice (the "Make Whole Payment Date"), the Purchaser shall not have been able to either (i) consummate a cash sale of the Offered Assets, or (ii) have entered into a binding cash sale agreement with a financially reputable acquiror of such Offered Assets, in either case, at a purchase price for the Offered Assets which shall be equal to or greater than the Agreed Upon Price, then the Tirri Group shall pay to the Purchaser by not later than the Make Whole Payment Date, the cash amount (the "Make Whole Amount") as shall be equal to the amount by which the actual price paid or committed to be paid for such Asset(s) shall be less than the Agreed Upon Price(s) for such Asset(s).

      Notwithstanding the foregoing, the Make Whole Amount with respect to the Engine Shop, the Wheel and Brake Shop and the inventories described in Section 5.6(d) below shall be calculated only (i) if such specified Assets shall be Offered Assets, and (ii) to the extent that the aggregate amounts received from the sale of such Offered Assets in the aggregate shall be less than the $36 million aggregate Agreed Upon Price for all such specified Assets. it is further understood and agreed that the Agreed Upon Value of the AAA Interair, Inc. new and used inventories of aircraft and engine parts referred to in Section 5.6(a) and not otherwise listed in Asset Item No. 10 of Exhibit A (the "AAA Interair Inventories") shall be increased or decreased, as the case may be, and the applicable Agreed Upon Prices therefor shall similarly be increased or decreased, to the extent of any purchases and dispositions (and, to the extent the Purchaser wishes to retain certain of such assets, it being expressly agreed by the parties chat such retention shall be treated as a disposition by the Purchaser for purposes of adjusting the Agreed Upon Prices set forth herein) of such AAA Interair Inventories between the Closing Date and the Make Whole Payment Date. Similarly, it is further understood and agreed that the Agreed Upon Value of each of the items numbers "7" (the two DC8-62 Aircraft) and "10" (the ninety-seven aircraft engines) listed in the "Asset Item No." column of
Section 5.6(a) above shall be increased or decreased, as the case may be, and the Applicable Agreed Upon Prices therefor shall similarly be increased or decreased, to the extent of any purchases and dispositions of such assets between the Closing Date and the Make Whole Payment Date.

            (d) In the even! and to the extent that the Tirri Group shall, for any reason, fail or refuse to pay the Make Whole Amount in cash by the Make Whole Date, in addition to Purchaser's right to retain the specific Assets indicated in Column "A" of the chart below, the Tirri Group shall deliver to the Purchaser good and marketable title, free of all Liens, to the specific additional aircraft specified in Column "C" of the chart below (the "Additional Assets"); it being understood that delivery of the Additional Assets shall constitute payment by the Tirri Group of the applicable Make Whole Amounts which shall be allocated and attributable to the specified Asset(s) described below. Such Additional Assets are as follows:

       A                       B                                       C
       -                       -                                       -
Make Whole Amount
                                                              Additional Assets (as
                                                               more full set forth
     Asset                 Description                           on Exhibit B-4)
------------------    -------------------     -------------   ---------------------
DC8-62 Aircraft       N42084 and N66656                       DC8-62 aircraft
                                                                 (reg. no.
                                                                  N8974U)

Aircraft engines      JT3D and new parts                      DC8-63F aircraft
                                                                 (reg. no.
                                                                  N345JW)

Engine Shop           LAL engine shop and
                      residual engines and
                      spare parts and

Wheel and Brake                        and
Shop

Inventories           AAA Interair new and                     DC10-30CF PP-
                      used inventories of                           VMU
                      aircraft and engine parts               (reg. no. 47842)

      5.7 The Security Agreement. As collateral security to secure payment and performance by the Tirri Group of the Make Whole Obligations set forth in
Section 5.6, the Parent and the Asset Owners obligation to indemnify the Purchaser, Arrow and others pursuant to Article VIII hereof, Parent and Stockholders' obligation to indemnify the Purchaser and Arrow pursuant to
Article VIII of the Stock Purchase Agreement, on the Closing Date, the Tirri Group shall grant to the Purchaser a first priority Lien and security interest in and to the Additional Assets designated as the DC8-62 (Registration No. N8974U), DC8-63F (Registration No. N345JW) and DC10-30F PP-VMU (Registration No. 47842), all pursuant to the terms and conditions of the Mortgage and Security Agreement, in the form of Exhibit D annexed hereto and made a part hereof (the "Security Agreement"), The Security Agreement shall terminate as provided in
Section 8.4(c) hereof.

      5.8 Management Agreement On the Closing Date, the Parent and the Asset Owners shall enter into management agreement(s) with Arrow and the Purchaser, in substantially the form of Exhibit E annexed hereto (the "Management Agreement"), pursuant to which the Purchaser and Arrow shall for the term of such Management
Agreement:

            (a) collect (or the account of the Parent and the Asset Owners, the Receivables applicable to Arrow and its customers, and AAA Interair and its customers and

            (b) pay or remit to the applicable creditor of Arrow and/or AAA Interair (as the case may be) all accounts payable, accrued expenses and accrued obligations applicable to all "C" checks, "D" checks and overhauls and repairs of engines and/or rotables which have been completed as at the Closing Date, which are Excluded Liabilities hereunder.

      5.9 Extension of Representations, Warranties and Covenants. On the Closing Date, Tirri and each of the Asset Owners shall execute and deliver to the Purchaser a joinder and assumption agreement, in the form of Exhibit F annexed hereto and made a part hereof (the "Joinder and Assumption Agreement"), pursuant to which (a) Tirri and each of the Asset Owners shall confirm the accuracy of all of the foregoing representations and warranties of the Parent, and (b) each of the Asset Owners shall join in and assume, jointly and severally with the Parent, all of the various covenants, undertakings and agreements of the Parent contained in this Agreement and in each Exhibit hereto, including, without limitation the Make Whole obligations set forth in Section 5.6 above and in the Management Agreement.

      5.10 Hialeah Lease. On the Closing Date, Purchaser, as subtenant, shall enter into a sublease agreement with Parent for the sublease of the property located at 950 S.E. 12th Street, Hialeah, Florida 33010 (the "Premises") for a one (1) year period commencing on the Closing Date at an annual rental of $600,000, payable in equal monthly installments. In connection with said sublease, in the event Parent shall have an option to purchase said Premises, Parent agrees to grant to Purchaser a "back to back" option to purchase said Premises upon the same terms and conditions contained in Parent's Option, and, in the event Parent shall have such Option, Purchaser may require Parent to exercise said Option simultaneously with Purchasers exercise of its Option

                                   ARTICLE VI

                    CONDITIONS TO THE OBLIGATION OF PURCHASER

      The obligations of Purchaser to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part in writing by Purchaser:

      6.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Parent and (at the Closing) of Purchaser and the Asset Owners contained in this Agreement shall be true and correct at and as of the Closing with the same force and effect as though trade at and as of that time. Parent shall have performed and complied with all of his obligations required by this Agreement to be performed or complied with at or prior to the Closing. Parent and Asset Owners shall have delivered to the Purchaser a certificate, dated as of the Closing Date, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

      6.2 Delivery of the Assets. At the Closing, the Asset Owners shall duly endorse for transfer and deliver to the Purchaser (or its assignee) the Assets and such other Conveyancing Documents as are necessary to transfer to Purchaser (or its assignee) good and marketable title to the Assets free and clear of any Liens.

      6.3 HSR Act Waiting Period. Any applicable HSR Act waiting period shall have expired or been terminated, or the Purchaser shall have received an approval from the Federal Trade Commission, the Deportment of Justice or any other court or governmental authority in form and substance satisfactory to counsel to the Purchaser, to the effect that consummation of the transactions contemplated by this Agreement and the Stock Purchase Agreement shall not violate the HSR Act.

      6.4 Consummation of Transactions Under Stock Purchase Agreement. The acquisition of the Arrow Stock and other transactions contemplated by the Stock Purchase Agreement shall have been consummated on the Closing Date, in a manner which shall be satisfactory to the Purchaser,

      6.5 Opinion of Counsel. The Purchaser shall have received an opinion dated as of the Closing Date from counsel for the Parent, in form and substance acceptable to Purchaser, to the effect that:

                  (i) The Asset Owners and the Parent have obtained all necessary authorizations and consents of its Board of Directors and shareholders to effect the transactions contemplated hereby;

                  (ii) The execution of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Parent, the Asset Owners. Arrow, any of their subsidiaries as bound or to which any of the property or assets of such entities and person is subject, nor will such actions result in any violation of the provisions of the Articles of Incorporation or Bylaws (or other organizational documents of the Parent, the Asset Owners or Arrow or any statute or any order, rule or regulation of any court or governmental agency or body of the United States, the State of Florida or the Commonwealth of Puerto Rico having jurisdiction over the Parent, the Asset Owners, Arrow, any of their subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation of this Agreement; provided, however, that any opinion with respect to any agreement or instrument may be limited to the knowledge of such counsel after due inquiry.

                  (iii) Such counsel does nor know or have reason to believe that there is arty litigation, proceeding or investigation pending or threatened which might result in any Material Adverse Effect on the Parent, the Asset Owners or Arrow, or which questions the validity of this Agreement;

                  (iv) Such counsel does not know or have reason to believe that any event has occurred or state of facts exists which would constitute & breach of any of the representations and warranties made by the Parent or the Asset Owners pursuant to Article II of this Agreement; and

                  (v) This Agreement is a valid and binding obligation of the Parent, Tirri and the Asset Owners and enforceable against each of them accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

      6.6 Execution and Delivery of Exhibits and Conveyancing Documents. On the Closing Date, each of the Parent, Tirri and the Asset Owners, as applicable, shall have executed and delivered to the Purchaser the Security Agreement the Management Agreement and the Joinder and Assumption Agreement In addition, on the Closing Date, each of the Asset Owners shall have executed and delivered to the Purchaser or its permitted assignee & bill of sale and such other Conveyancing Documents transferring title to the Assets, all in form and substance satisfactory to the Purchaser and its counsel.

                                   ARTICLE VII

                CONDITIONS TO THE OBLIGATIONS OF PARENT AND TERRI

      The obligations of the Parent and Tirri to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part in writing by Tint

      7.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Purchaser contained in this Agreement shall be true and correct at and as of the Closing with the same force and effect as though made at and as of that time. Purchaser shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing. Purchaser shall have delivered to the Parent a certificate, dated as of the Closing Date, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

      7.2 Payment of Consideration.

            (a) At the Closing, Purchaser shall have paid the Purchase Price for the Assets under this Agreement and the purchase price for the Arrow Stock under the Stock Purchase Agreement, to the Asset Owners and to the Stockholder, as contemplated hereby and thereby.

            (b) Notwithstanding the provisions of Section 7.2(a) or anything else to the contrary contain in this Agreement or in the Stock Purchase Agreement, in the event and to the extent that the Purchaser shall have funded the bridge loan contemplated by the Loan Agreement prior to the Closing, the Parent and Tirri hereby mutually covenant and agree that Purchaser shall receive on the Closing Date, a dollar-for-dollar credit against the Purchase Price for the Assets and the purchase price for the Arrow Stock under the Stock Purchase Agreement to the extent of the principal amount of all loans and advances made to the Parent under the Loan Agreement. which shall thereby be deemed satisfied in final form.

      7.3 HSR Act Waiting Period. Any applicable HSR Act waiting period shall have expired or been terminated, or the Purchaser shall have received an approval from the Federal Trade Commission, the Department of Justice or any other court or governmental authority in form and substance satisfactory to counsel to the Purchaser, to the effect that consummation of the transactions contemplated by this Agreement and the Stock Purchase Agreement shall not violate the HSR Act.

      7.4 Opinion of counsel. The Parent and Tirri shall have received an opinion dated as of the Closing Date from counsel for the Purchaser, in form and substance acceptable to the Parent, to the effect that:

                  (i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware is deemed a United States citizen under the Federal Aviation Act of 1958. as amended, together with the Aviation Regulations of the Federal Aviation Administration and recodified in Subtitle VII of Tide 49 of the United States Code, and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                  (ii) The Purchaser has have obtained all necessary authorizations and consents of its Board of Directors and shareholders to effect the transactions contemplated hereby;

                  (iii) The execution of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Purchaser, any of its subsidiaries is bound or to which any of the property or assets of such entities and person is subject, or, to the extent required, any requisite consents have been obtained, nor will such actions result in any violation of the provisions of the Articles of Incorporation or Bylaws (or other organizational documents) of the Purchaser or any statute or any order, rule or regulation of any court or governmental agency or body of the United States or (he State of Delaware having jurisdiction over the Purchaser, any of their subsidiaries or any of is properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation of this Agreement; provided, however, that any opinion with respect to any agreement or instrument may be limited to the knowledge of such counsel after due inquiry.

                  (iv) Such counsel does not know or have reason to believe that there is any litigation, proceeding or investigation pending or threatened which might result in any Material Adverse Effect on the Purchaser, or which questions the validity of this Agreement;

                  (v) Such counsel does not know or have reason to believe that any event has occurred or state of facts exists which would constitute a breach of any of the representations and warranties made by the Purchaser pursuant to Article III of this Agreement; and

                  (vi) This Agreement is a valid and binding obligation of the Purchaser, and enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principals.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      8.1 By the Parent and the Asset Owners. The Parent hereby agrees that on and after the Closing Date the Parent and the Asset Owners shall jointly and severally indemnify, protect, save and keep harmless the Purchaser and Arrow and the officers and directors of the Purchaser and Arrow from and against, and on written demand to pay or to reimburse the Purchaser and Arrow and the officers and directors of the Purchaser and Arrow for the payment of, any and all liabilities, obligations, losses, damages, deficiencies, interest, penalties, additional amounts, claims (including, without limitation, claims arising out of negligence or involving strict liability in tort or claims for any tax liabilities), suits, actions, costs, expenses and disbursements (including, without limitation, legal fees, costs and related expenses), of whatsoever kind and nature ("Expenses") imposed on, incurred by or asserted against the Purchaser, Arrow or either of them after the Closing Date (a) relating to any breach of a representation or warranty or any covenant or agreement made by the Parent or the Asset Owners in or pursuant to this Agreement, (b) arising directly or indirectly out of or in any way connected with the ownership. possession, operation or control of any of the Assets or of the business of Arrow at any time up to or including the Closing Date) or (c) arising directly or indirectly out of or in any way connected with the Excluded Assets or Excluded Liabilities. The amount of any indemnification payment from the Parent or the Asset Owners to the Purchaser, Arrow or any officer or director of the Purchaser or Arrow shall be equal to the amount that, after the payment of all taxes imposed thereon, is equal to the amount of the Expenses incurred by the Purchaser or Arrow.

      8.2 By the Purchaser. The Purchaser hereby agrees to indemnify, protect, save and keep harmless the Parent and the Asset Owners from and against, and on written demand to pay, or to reimburse the Parent or the Asset Owners for the payment of, any and all Expenses imposed on, incurred by or asserted against Parent or the Asset Owners after the Closing Date relating to any breach of a representation or warranty made by the Purchaser in this Agreement, or arising directly or indirectly out of or in any way connected with the ownership, possession, operation or control of any of the Assets or of the business of Arrow at any time following the Closing Date. The amount of any indemnification payment from Purchaser to the Parent or the Asset Owners shall be equal to the amount that, after the payment of all taxes imposed thereon, is equal to the amount of the Expenses incurred by the Parent or the Asset Owners.

      8.3 Indemnification Procedures. The indemnification obligations under this Agreement shall be subject to the following procedures:

            (a) Third Party Claims. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the Indemnified Party." Promptly after receipt by an Indemnified Party of notice of the commencement of any action against it, such Indemnified Party will, if a claim is to be made against the Indemnifying Party under such Section, give notice to the Indemnifying Party of the commencement of such action, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Parry, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnified Party's failure to give such notice. With respect to any such action, the Indemnifying Party will be entitled to participate and be kept informed and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such action and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such action and provide indemnification with respect to such action), to assume the defense of such action with counsel satisfactory to the Indemnified Parry and, after notice from the Indemnifying Parry to the Indemnified Party of its election to assume the defense of such action, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party for any fees of other counsel or any other expenses with respect to the defense of such action, in each case subsequently incurred by the Indemnified Party in connection with the defense of such action, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of an action, (i) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent unless (A) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (ii) the indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent (which may not be unreasonably withheld). If notice is given to the Indemnifying Party of the commencement of any action and the Indemnifying Parry does not, within thirty (30) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such action, the Indemnifying Party will be bound by any determination made in such action or any reasonable compromise or settlement effected by the Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that an action may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may. by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such action, but the Indemnifying Party will not be bound by any determination of an action so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

            (b) Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the appropriate party.

      8.4 Survival.

            (a) Each of the representations and warranties of the Parent and Tirri made in this Agreement shall survive for a period of five (5) years from and after the Closing Date; provided, that the Parent's representations and warranties contained in Section 2.13(ERISA), Section 214 (Taxes) and Section
2.15 (Environmental Matters) shall survive for the duration of the applicable statute(s) of limitations relative to such matters.

            (b) The indemnification obligations of each of the Parent and the Asset Owners, on the one hand, and the Purchaser, on the other hand, in respect of Excluded Liabilities (which shall be the sole responsibility of the Parent and the Asset Owners) and the Assumed Liabilities (which shall be the sole responsibility of the Purchase) shall survive the Closing Date indefinitely.

            (c) The Security Agreement providing the Purchaser with collateral to secure the indemnification obligations of the Parent and the Asset Owners set forth in this Agreement shall terminate and Purchase's Lien on the Additional Assets described therein shall terminate on a date which shall be the later to expire of (i) the payment and performance of all "Make Whole" obligations of the parent and the Asset Owners pursuant to Section 5.6 of this Agreement, or (ii) March 30,2000.

                                   ARTICLE IX

                                   DEFINITIONS

      "Affiliate" shall mean, with respect to any Person, any other Person who shall directly or indirectly control, be controlled by or be under common control with such Person..

      "Code" means the Internal Revenue Code of 1986, as needed, and treasury regulations promulgated thereunder.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Loan Agreement" means the loan agreement, dated February 5, 1999, between the Parent, Tirri and the Purchaser, pursuant to which the Purchaser has agreed, as an advance and deposit against the purchase prices set forth in this Agreement and in the Stock Purchase Agreement, to extend a short-term bridge loan to the Parent, all pursuant to the terms and subject to the conditions set forth in such Loan Agreement and the Exhibits thereto

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including) but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge) other than as expressly created under this Agreement or any agreement or instrument attached as an Exhibit hereto; provided, however, that a leasehold interest shall not be deemed a "Lien".

      "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes.

                                    ARTICLE X

      10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date: (a) by mutual written consent of the parties hereto at any time prior to the Closing; or (b) by either the Purchaser or the Parent if the Closing shall not have occurred on or before March 15, 1999; provided, that if the waiting period under the HSR Act shall not have expired or terminated by March 15, 1999, subject only to (i) the Purchaser extending a loan to the Parent pursuant to the Loan Agreement dated of even date herewith and (ii) the Parent's consummation of the transactions contemplated by the Acquisition Agreement with Batchelor, the parties hereto shall extend such Closing hereunder to a date which shall be within five (5) business days after the expiration or termination of such HSR waiting period, or receipt of an approval from the Federal Trade Commission, the Department of Justice or any other court or governmental authority in form and substance satisfactory to counsel to the Purchaser, to the effect that consummation of the transactions contemplated by this Agreement and the Stock Purchase Agreement shall riot violate the HSR Act; provided, chat, absent mutual agreement of the Parent and the Purchaser to extend such date, the Closing Date shall not occur later than April 1, 1999.

      10.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, this Agreement, except for the agreements contained in
Section 5.4 herein, shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder.

      10.3 Specific Performance. In the event that for any reason the Purchaser shall be prevented or delayed from consummating the Closing hereunder on the Closing Date by reason of any act of omission or commission by Tirri, the Parent or any Subsidiary of the Parent. the parties hereto do hereby agree that the Purchaser would have no adequate remedy and law. Accordingly, in such event and in addition to any other rights at law or in equity under this Agreement, the Stock Purchase Agreement or the Loan Agreement, the Purchaser shall have the right to apply to and obtain from any court of competent jurisdiction an order of specific performance to compel the Parent and Tirri and any Subsidiary of the Parent to consummate all of the transactions contemplated by this Agreement and by the Stock Purchase Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

      11.1 Notices. All notices, requests. demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

            (a) if to Parent and Terri to:

                     International Air Leases of PR Inc.
                     Caribbean Airport Facilities, Inc.
                     150 Carr. Sector Central, Suite #3
                     I.M.M. Int'l Airport
                     Carolina, P.R. 00979-1536
                     Attn: Anthony C. Tirri
                     Telephone: 787-791-4545
                     Telecopy:  787-791-6470
                with a copy to:

                     Jorge Souss
                     Goldman Antonetti & Cordova
                     American International Plaza
                     14th Floor
                     250 Munoz Rivera Avenue
                     Hato Rey, Puerto Rico 00918
                     Telephone: 757-759-4201
                     Telecopy:  787-767-8660

            (b) if to the Purchaser to:

                     J. Frank Fine
                     Fine Air Services Corp.
                     2261 N.W. 67th Avenue
                     Building 700
                     P.O. Box 523726
                     Miami, Florida 33152
                     Telephone: 305-871-6606
                     Telecopy:  305-8714232

                with a copy to:

                     Stephen A. Weiss
                     Greenberg Traurig.
                     200 Park Avenue
                     New York, New York 10166
                     Telephone: 212-801-9253
                     Telecopy:  212-801-6400

      Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or certified or registered mail.

      11.2 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the exhibits and schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. This Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

      11.3 Expenses. Each of the Purchaser and the Parent and Tirri shall be responsible for and pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

      11.4 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right. power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be art extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

      11.5 Binding Effect: Assignment

            (a) The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder other than the officers and directors of the Companies as specifically set forth in Article VII hereto and their respective successors and permitted assigns.

            (b) The rights and obligations of this Agreement may be assigned by Purchaser to any affiliate, successor or subsidiary controlled by, controlling or under common control with Purchaser; provided, that such permitted assignments shall not relieve Purchase of its obligations hereunder. Except as expressly provided herein, the rights and obligations under this Agreement may not be assigned by the Parent or Tirri, without the prior written consent of Purchaser.

      11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

      11.7 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules.

      11.8 Governing Law; Jurisdiction; Severability. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such Stare. With respect to any action that may arise under this Agreement, the parties hereto irrevocably submit and consent to the exclusive jurisdiction of the federal court located within Miami-Dade County, State of Florida (or if such court lacks jurisdiction, the state court located therein). if any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

      11.9 Arm's Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has Dilly informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the panics and their respective counsel.

      11.10 Waiver of Jury Trial. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS OR RELATES TO THIS AGREEMENT, ANY TRANSACTIONS CONTEMPLATED HEREUNDER, THE PERFORMANCE HEREOF OR THE RELATIONSHIP CREATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT (STATUTORY, CONSTITUTIONAL, COMMON LAW OR OTHERWISE) IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE OTHER PARTIES' RIGHT TO TRIAL BY JURY. NO PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                      INTERNATIONAL AIR LEASES OF PR, INC.


                                      By: /s/ Anthony C. Tirri
                                          ---------------------------------
                                          Anthony C. Tirri, President


                                      /s/ Anthony C. Tirri
                                      -------------------------------------
                                      Anthony C. Tirri


                                      FINE AIR SERVICES CORP.


                                      By: /s/ J. Frank Fine
                                          ---------------------------------
                                          J. Frank Fine, Chairman

                               FIRST AMENDMENT TO
                   AGREEMENT OF PURCHASE AND SALE OF ASSETS

      FIRST AMENDMENT, dated as of March 10th, 1999 (the "Amendment"), to the Agreement of Purchase and Sale of Assets dated February 5, 1999 by and among Fine Air Services, Corp., a Delaware corporation, ("Fine Air") International Air Leases of PR, Inc., a Puerto Rico corporation ("IALPR"), and Anthony C. Tirri ("Tirri") (the "Asset Purchase Agreement").

                              W I T N E S S E T H:

      WHEREAS, the parties hereto are all of the parties to the Asset Purchase Agreement;

      WHEREAS, pursuant to the Asset Purchase Agreement, Fine Air intends to purchase certain assets of IALPR and its subsidiaries and affiliates; and

      WHEREAS, Pursuant to Section 11.4 of the Asset Purchase Agreement, the parties hereto wish to amend certain provisions of that agreement.

      NOW, THEREFORE, the parties hereto hereby agree that the Asset Purchase Agreement be amended as follows:

      1. Definitions; References; Continuation of Agreement. Unless otherwise specified herein, each capitalized term used herein that is defined in the Asset Purchase Agreement shall have the meaning assigned to such term in the Asset Purchase Agreement. Each reference herein to a "Section" refers to that numbered Section of the Asset Purchase Agreement. Each reference to "hereof," "hereunder," "herein," and "hereby" and each other similar reference, contained in this Amendment shall from and after the date hereof refer to the Asset Purchase Agreement as amended hereby. Except as amended hereby, all terms and provisions of the Asset Purchase Agreement shall continue and remain in full force and effect.

      2. Section 1.3 is hereby amended by the addition of the following subsection:

            (d) The Purchase Price shall be deemed paid, dollar for dollar, by the dollar amount of indebtedness that is cancelled by Fine Air under that certain $115.0 million Loan Agreement by and among Fine Air, as Lender, IALPR, as Borrower and Tirri, as evidenced by that certain $115 million Promissory Note dated February 10, 1999 and executed by IALPR, as debtor, which amount of cancellation of indebtedness is equal to $100 Million. In connection with such cancellation, IALPR as Borrower and Tirri agree to execute a new Promissory Note which shall evidence the remaining balance payable under that certain loan agreement referenced herein.

      3. Section 1.1(a)(iii) is hereby deleted and the following substituted in its place:

                  "(iii) ninety-nine (99) serviceable and repairable Pratt &
            Whitney JT3D engines (as set forth on Exhibit B) together with the contents of a "Stockroom" of new, serviceable and overhauled engine parts located at 950 SE 12th Street, Hialeah, Florida, and"

      4. The chart in Section 5.6 is hereby deleted and the following substituted in its place:

 Asset Item
   No. in                                                         Agreed Upon
 Exhibit A    Quantity      Asset            Description             Value
-----------  ----------  -----------  ------------------------  --------------
No. 15 and   Two (2)     DC8-62       N42086 and N66656           $8,000,000
16                       Aircraft

No. 19       Ninety      Aircraft     JT3D engines and the
             Nine (99)   engines      contents of the "engine
                                      parts" stockroom of new,
                                      overhauled and
                                      serviceable engine parts
                                      located at 950 SE 12th
                                      Street, Hialeah, Florida   $35,000,000
                                                                 -----------

             Subtotal                                            $43,000,000

No. 36       One (1)     Engine Shop  IAL engine shop and
                                      residual engines and
                                      spare parts not listed
                                      above                      $10,000,000

No. 37       One (1)     Wheel and    W&B Shop and Inventories    $5,000,000
                         brake Shop

No. 39                   Inventories  AAA Interair and IAL new
                                      and used inventories of
                                      aircraft and engine
                                      parts not listed above,
                                      wherever located,
                                      including the inventory
                                      located at 950 SE 12th
                                      Street, Hialeah, Florida   $25,000,000
                                                                 -----------

             Subtotal                                            $40,000,000

             Total                                               $83,000,000
                                                                 ===========

      5. The reference to Asset Item No. 10 in the second sentence of the second paragraph of Section 5.6(c) is hereby deleted and the following substituted in its place: "Asset Item No. 19."

      6. The reference to "items Numbers 7" in the 3rd sentence of the second paragraph of Section 5.6(c) is hereby deleted and the following substituted in its place: "Items numbered 15 and 16" and the reference to "10" in that sentence is hereby deleted and the Number "19" substituted in its place.

      7. The reference to "Aircraft Engines" in the "Asset Column" of the chart in section 5.6 of the Agreement is hereby deleted and the following substituted in its place: '99 JT3D

Aircraft Engines". Additionally, the description of said assets contained in the "Description" column of said chart ("JT3D and new parts") is hereby deleted and the following substituted in its place "the contents of the 'stockroom' of new, overhauled and serviceable engine parts located at 950 SE 12th Street, Hialeah, Florida."

      8. Exhibits "B" "B-2" and "B-3" and Schedule 1.5 of the Agreement are hereby deleted and Exhibits "B", "B-2" and "B-3" and Schedule 1.5 attached hereto as exhibits are hereby respectively substituted in their places.

      9. The description of Item 19 of Exhibit "A" to the Agreement is hereby deleted and the following substituted in its place:

                  "Ninety-nine (99) serviceable and repairable JT3D engines (see
            Exhibit B) together with the contents of the stockroom of new, overhauled and serviceable engine parts located at 950 SE 12th Street, Hialeah, Florida"

      10. The description of item 39 on Exhibit "A" to the Agreement is hereby deleted and the following substituted in its place:

                  "AAA Interair and IAL new & used inventories of aircraft and engine parts, wherever located, including, but not limited to the "stock room" of inventory located at 950 SE 12th Street, Hialeah, Florida and rotables at outside vendors and rotables on exchange to customers."

      11. Counterparts. This Amendment may be executed in counterparts and may not be amended or waived except in the manner provided in the Asset Purchase Agreement. This Amendment may be executed by facsimile.

      12. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

                    [Signatures are on the following page.]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                    FINE AIR SERVICES CORP.


                                    By: /s/ Orlando M. Machado
                                        ----------------------
                                    Name:  Orlando M. Machado
                                    Title: Senior V.P.

                                    INTERNATIONAL AIR LEASES OF PR, INC.


                                    By: /s/ Anthony C. Tirri
                                        ----------------------
                                    Name:  Anthony C. Tirri
                                    Title: President


                                    By: /s/ Anthony C. Tirri
                                        ----------------------
                                            Anthony C. Tirri